Exhibit 3.109

FILED 95 DEC 20 PM 3:15 SECRETARY OF STATE TALLAHASSEE, FLORIDA

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

YOUTH SERVICES INTERNATIONAL OF FLORIDA, INC.

FIRST: The corporate name that satisfies the requirements of Section 607.0401 is Youth Services International of Florida, Inc.

SECOND: The street address of the initial principal office and the mailing address of the Corporation is: 2 Park Center court, Suite 200, Owings Mills, Maryland 21117.

THIRD: The number of shares the Corporation is authorized to issue is: 100,000 shares of common stock, having a par value of $.10 per share.

FOURTH: The street address of the initial registered office of the Corporation is c/o C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324, and the name of its initial registered agent at such address is C T Corporation System.

FIFTH: The number of directors constituting the initial Board of Directors of the Corporation is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address
Henry D. Felton	2 Park Center Court, Suite 200 Owings Mills, Maryland 21117

W. James Hindman	2 Park Center Court, Suite 200 Owings Mills, Maryland 21117

SIXTH: The name and address of each incorporator is: Lisa J. Kahn, Esquire, Miles & Stockbridge, 10 Light Street, Baltimore, Maryland 21202.

The undersigned has executed these Articles of Incorporation this 18th day of December, 1995.

/s/ Lisa J. Kahn
Lisa J. Kahn

1.

Acceptance by the Registered Agent as required in Section 607.0501 (3) F.S.: C T Corporation System is familiar with and accepts the obligations provided for in section 607.0505.

C T Corporation System

Dated:	December 19th, 1995	By:	/s/ Marilyn Lizzio
Name: Marilyn Lizzio
Title: Asst. Secty.

FILED 95 DEC 20 PM 3:15 SECRETARY OF STATE TALLAHASSEE, FLORIDA

2.

FILED 97 NOV-4 PM 3:45 SECRETARY OF STATE TALLAHASSEE, FLORIDA

ARTICLES OF AMENDMENT

OF

YOUTH SERVICES INTERNATIONAL OF FLORIDA, INC.

Pursuant to Section 607.1006 of the Florida Corporation Act, the undersigned corporation delivers these Articles of Amendment.

1. The name of the corporation is Youth Services International of Florida, Inc.

2. The Articles of Incorporation of the corporation are amended by deleting Article FIRST in its entirety and by substituting a new Article FIRST in its place to read as follows:

“FIRST: The corporate name that satisfies the requirements of Section 607.0401 is: Youth and Family Centered Services of Florida, Inc.”

3. The foregoing amendment was unanimously adopted by the Board of Directors and the shareholders of the corporation on the 31st day of October, 1997.

IN WITNESS WHEREOF, the undersigned has caused these Articles of Amendment to be executed as of the 31st day of October, 1997.

YOUTH SERVICES INTERNATIONAL OF FLORIDA, INC.

By:	/s/ Kevin P. Sheehan
Name: Kevin P. Sheehan
Title: President

AD973030.191